EXHIBIT 10.1 (k)
THIRD MODIFICATION OF PERFORMANCE UNIT AGREEMENT BETWEEN
CENTRAL PARKING CORPORATION
AND
JAMES H. BOND
     This THIRD MODIFICATION OF PERFORMANCE UNIT AGREEMENT (this “Agreement”) is made effective the 30th day of September, 2001, by and between CENTRAL PARKING CORPORATION, a Tennessee corporation (the “Company”), and JAMES H, BOND, a resident of Nashville, Davidson County, Tennessee (the “Employee”).
     In connection with the execution of an Amendment dated September 30, 2001 (the “Amendment” to the Employment Agreement effective January 1, 2001 (collectively with the Amendment, the “2001 Employment Agreement”), the Company and the Employee wish to further modify, as provided herein, the Performance Unit Agreement made by and between the Company and the Employee on June 26,1986 (the “Performance Unit Agreement”) as such was amended by that certain Modification of Performance Unit Agreement effective October 10, 1995 and Second Modification of Performance Agreement effective May 31, 2001 (collectively the “Modification Agreements”).
     In consideration of the mutual terms and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:
     Upon the execution of this Agreement, Employee will deliver to Company all of the remaining Restricted Shares (133,875 shares) for cancellation and removal from this Modification Agreement. Following receipt of such shares, the Company will deposit 133,875 shares of the Company’s Common Stock in that certain Rabbi Trust established pursuant to a Trust Agreement dated as of May 31, 2001 (the “Trust Agreement”). Upon the removal of the remaining Restricted Shares, the provisions of paragraph 1, A, of the Modification Agreement shall be deleted in its entirety and be of no further force and effect.
          Each capitalized term used but not defined herein shall have the meaning ascribed to it in the 2001 Employment Agreement, or if not defined therein, in the Performance Unit Agreement. Any provision or term of the Performance Unit Agreement, the Modification Agreements and the Stock Restriction Agreement that is inconsistent with the provisions of this Agreement or the 2001 Employment Agreement are hereby amended in all respects as may be necessary to effectuate the provisions of this Agreement and the 2001 Employment Agreement, as amended. All other provisions set forth in the Performance Unit Agreement, the Modification Agreements and the Stock Restriction Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY

CENTRAL PARKING CORPORATION

By:	/s/ William J. Vareschi, Jr.

William J. Vareschi, Jr.

Vice Chairman and Chief Executive Officer

EMPLOYEE

/s/ James H. Bond

James H. Bond